SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for Use of the
☒	Definitive Proxy Statement		Commission Only (as permitted
☐	Definitive Additional Materials		by Rule 14a-6(e)(2))
☐	Soliciting Material Pursuant to § 240.14a-12

KENTUCKY FIRST FEDERAL BANCORP
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials: ______________________________________________________

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Parent Company of First Federal Savings and Loan of Hazard
and First Federal Savings Bank of Frankfort

October 10, 2011

Dear Stockholder:

We invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Kentucky First Federal Bancorp (the “Company”) to be held at First Federal Center on the campus of Hazard Community and Technical College located at One Community College Drive, Hazard, Kentucky on Thursday, November 10, 2011 at 3:30 p.m., Eastern time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting.  During the meeting, we will also report on the Company’s operations to date.  Directors and officers of the Company and First Federal Savings and Loan Association of Hazard and First Federal Savings Bank of Frankfort will be present to respond to any questions the stockholders may have.

ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING.  Your vote is important, regardless of the number of shares you own.  This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend the meeting.

On behalf of the Board of Directors and all the employees of the Company and First Federal of Hazard and First Federal of Frankfort, we wish to thank you for your continued support.

Sincerely,	Sincerely,

Tony D. Whitaker	Don D. Jennings
Chairman of the Board and	President and
Chief Executive Officer	Chief Operating Officer

KENTUCKY FIRST FEDERAL BANCORP
479 Main Street
P.O. Box 1069
Hazard, Kentucky 41702

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 10, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Kentucky First Federal Bancorp (“Kentucky First” or the “Company”) will be held at First Federal Center on the campus of Hazard Community and Technical College located at One Community College Drive, Hazard, Kentucky on Tuesday, November 10, 2011, at 3:30 p.m., Eastern time.

A Proxy Statement and Proxy Card for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon the following matters:

1.	The election of two directors of the Company for three-year terms and the election of one director of the Company for a two-year term.

2.	The ratification of the appointment of Crowe Horwath, LLP as independent certified public accountants of the Company for the fiscal year ending June 30, 2012; and

3.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned.  Stockholders of record at the close of business on September 30, 2011, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

A copy of the following proxy statement and the enclosed proxy card are also available on the Internet at https://materials.proxyvote.com/491292.

You are requested to complete and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope.  The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Deborah C. Bersaglia
Secretary
Hazard, Kentucky
October 11, 2011

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM.  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
KENTUCKY FIRST FEDERAL BANCORP
479 Main Street
P.O. Box 1069
Hazard, Kentucky 41702

ANNUAL MEETING OF STOCKHOLDERS
November 10, 2011

GENERAL

This Proxy Statement is furnished to stockholders of Kentucky First Federal Bancorp (“Kentucky First” or the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be held at First Federal Center on the campus of Hazard Community and Technical College located at One Community College Drive, Hazard, Kentucky on Thursday, November 10, 2011, at 3:30 p.m., Eastern time, and at any adjournment thereof.  The accompanying Notice of Annual Meeting and proxy card and this Proxy Statement are being first mailed to stockholders on or about October 10, 2011.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 10, 2011

This Proxy Statement and the Company’s 2011 Annual Report on Form 10-K and Annual Report to Shareholders are available electronically at https://materials.proxyvote.com/491292

VOTING AND REVOCABILITY OF PROXIES

Stockholders who execute proxies retain the right to revoke them at any time.  Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies may be revoked by written notice to Deborah C. Bersaglia, Secretary of the Company, at the address shown above, by filing a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person.  The presence of a stockholder at the Annual Meeting will not in itself revoke such stockholder’s proxy.

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein.  Where no instructions are indicated, proxies will be voted “FOR” the nominees for director set forth below and “FOR” the ratification of the appointment of Crowe Horwath LLP as the Company’s independent public accountants for the year ending June 30, 2012.  The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting.  If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors.  Proxies marked as abstentions will not be counted as votes cast.  Shares held in “street name” which have been designated by brokers on proxies as not voted (“broker non-votes”) will not be counted as votes cast.  Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

VOTING SECURITIES AND SECURITY OWNERSHIP

The securities entitled to vote at the Annual Meeting consist of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  Stockholders of record as of the close of business on September 30, 2011 (the “Record Date”) are entitled to one vote for each share of Common Stock then held.  As of the Record Date, there were 7,740,703 shares of Common Stock issued and outstanding.  The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.  Because First Federal MHC owns in excess of 50% of the outstanding shares of Kentucky First Common Stock, the votes it casts will insure the presence of a quorum.  Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The following table sets forth information regarding the shares of Common Stock beneficially owned as of the Record Date by persons who beneficially own more than 5% of the Common Stock, each of the Company’s directors, the executive officers of the Company named in the Summary Compensation Table set forth under  “Executive Compensation – Summary Compensation Table,” and all of the Company’s directors and executive officers as a group.

	Shares of Common Stock
	Beneficially Owned		Percent of
	as of the Record Date (1)		Class (2)
Persons Owning Greater than 5%:

First Federal MHC	4,727,938		61.1%
479 Main Street
P.O. Box 1069
Hazard, Kentucky 41702

Directors:

Tony D. Whitaker	209,767	(3)	2.7%
Don D. Jennings	103,425		1.3%
Stephen G. Barker	49,731		*
Walter G. Ecton, Jr.	44,202	(4)	*
David R. Harrod	30,495		*
Herman D. Regan, Jr.	69,775		*

Nominee:

William D. Gorman, Jr.	11,666		*

Executive Officer who is not a Director:

R. Clay Hulette	72,688		*

All directors, nominees, and executive officers of the Company as a group (8) persons)	591,749	(5)	7.6%

*	Represents less than 1% of the shares outstanding.
(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date.  As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.  Amounts shown include  105,000, 52,000, 21,000, 21,000, 21,000, 21,000, 0, 52,000 and 293,000 shares which may be acquired by Messrs. Whitaker, Jennings, Barker, Ecton, Harrod, Regan, Gorman, and Hulette and by all directors, nominees, and executive officers of the Company as a group, respectively, upon the exercise of options exercisable within 60 days of the Record Date.

(2)	Based on a total of 7,740,703 shares of Common Stock outstanding as of the Record Date.
(3)	Includes 15,000 controlled by Mr. Whitaker’s spouse and 32,767 held in the ESOP and allocated to the account of Mr. Whitaker.
(4)	Includes 600 shares in Mr. Ecton’s spouse’s IRA
(5)	Includes 15,600 shares controlled by spouses of insiders and 32,767 shares in the ESOP.

PROPOSAL I — ELECTION OF DIRECTORS

General

The Company’s Board of Directors consists of six members, all of whom are independent under the listing standards of the Nasdaq Stock Market, except Tony D. Whitaker and Don D. Jennings.  If elected, nominee William D. Gorman, Jr. will also be considered independent.   In determining the independence of its directors and its nominee for director, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons.  These include loans and lines of credit made by the banks in the ordinary course of business, which are made in compliance with federal lending regulations regarding loans to insiders and approved by the appropriate bank board of directors.

In determining that Director Stephen G. Barker is independent, the Board of Directors considered that he had been paid $38,485 in legal fees for services provided to First Federal of Hazard during the year ended June 30, 2011. The Company’s Bylaws require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year.  At the Annual Meeting, two directors will be elected for a term expiring at the 2014 annual meeting.  The Nominating and Corporate Governance Committee of the Board of Directors has nominated Walter G. Ecton, Jr. and Don D. Jennings,  to each serve as a director for a three-year period.  Both Mr. Ecton and Mr. Jennings are currently members of the Board.  On August 11, 2011, the Board of Directors voted to amend the by-laws of the company whereby the size of the board would be increased from six directors to seven directors.  On October 12, 2010, the Board had voted to reduce the size of the board in response to the sudden death of a director.  The Nominating and Corporate Governance Committee of the Board of Directors has nominated William D. Gorman, Jr., to fill this seat as a director for a two-year period.  Pursuant to the Company’s Bylaws, there is no cumulative voting for the election of directors.  As a result, directors are elected by a plurality of the votes present in person or by proxy at a meeting at which a quorum is present.  This means that the nominees receiving the greatest number of votes will be elected.  In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees.  If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy.  At this time, the Board knows of no reason why a nominee might be unavailable to serve.

The following table sets forth, for each nominee for director and continuing director of the Company, his age, the year he first became a director of the Company, First Federal Savings and Loan Association of Hazard (“First Federal of Hazard”) or First Federal Savings Bank of Frankfort (“First Federal of Frankfort”) and the expiration of his term as a director.  All such persons, except for William D. Gorman, Jr., were appointed as directors of the Company in March 2005 upon the formation and organization of the Company.  Directors Barker, Ecton, and Whitaker, and Nominee Gorman, also serve on the Board of Directors of the Company’s wholly owned subsidiary, First Federal of Hazard.  Directors Harrod and Regan also serve on the Board of Directors of the Company’s wholly owned subsidiary, Frankfort First Bancorp, Inc. (“Frankfort First”), and Frankfort First’s wholly owned subsidiary, First Federal of Frankfort.  Director Jennings also serves on the Board of Directors of First Federal of Frankfort.

			Year First
	Age at	Year First	Elected	Current
	June 30,	Elected as	as Director of	Term
Name	2011	Director	Bank Subsidiary	to Expire

BOARD NOMINEES FOR TERMS TO EXPIRE IN 2014
Walter G. Ecton, Jr.	57	2005	2005	2011
Don D. Jennings	46	2005	1998	2011

BOARD NOMINEE FOR A TERM TO EXPIRE IN 2013
William D. Gorman, Jr.	62	n/a	2010	n/a

DIRECTORS CONTINUING IN OFFICE
Stephen G. Barker	57	2005	1997	2012
Tony D. Whitaker	65	2005	1993	2012
David R. Harrod	52	2005	2003	2012
Herman D. Regan, Jr.	82	2005	1988	2013

 Set forth below is information concerning the Company’s board members and nominee:

Walter G. Ecton, Jr. has been a director of Kentucky First since its inception in March 2005.  He has served as a director of First Federal of Hazard since 2004. Mr. Ecton has been engaged in the private practice of law in Richmond, Kentucky since 1979.

Mr. Ecton is a graduate of Centre College and received his Juris Doctorate of law from the University of Kentucky where he was a member of the Kentucky Law Journal.  Mr. Ecton also earned a Masters Degree in Business Administration from the University of Kentucky.  In addition to his private practice, Mr. Ecton served as an Assistant’s Commonwealth’s Attorney from 1981-1993.  Mr. Ecton previously served as legal counsel to First Federal of Richmond, Kentucky and as an advisory director of Great Financial Bank.  His knowledge of the banking industry through this service and through his extensive education and legal career provides the board invaluable expertise.

Don D. Jennings has served as President and Chief Operating Officer and as a Director of Kentucky First  since its inception in March 2005.  He served as President and Chief Executive Officer of Frankfort First and now serves as Vice Chairman and Chief Executive Officer of First Federal of Frankfort.  He has been employed by First Federal of Frankfort since 1991.

Mr. Jennings has extensive knowledge of the workings of both public companies and banks.  He was intimately involved in the formation of both Kentucky First and Frankfort First Bancorp and has played a major role in the structure of the entire corporation.

William D. Gorman, Jr. was elected as a director of First Federal Savings & Loan of Hazard on December 16, 2010.  He follows in the footsteps of his late father, Mayor William D. Gorman, who served as a director of First Federal Savings & Loan of Hazard and Kentucky First Federal Bancorp.  Mr. Gorman is President and Chief Executive Officer of Hazard Insurance Agency.   Mr. Gorman is a graduate of the University of Kentucky.  He has served as Vice President and General Manager of WKYH-TV in Hazard.  He was the founder of radio station WYZQ, now WQXY in Hazard.  In 2004, he served as President of the Independent Insurance Agents of Kentucky.  His is a member and past president of the Hazard Lions Club.  He has served on the Hazard-Perry County Tourism Commission and on the Board of Directors of both Kentucky Education Television and Hazard Appalachian Regional Hospital.

Mr. Gorman’s many years as an important part of the business and civic communities of Hazard and Perry County, as well as his past service to First Federal of Hazard, make him an excellent candidate for the board.

Stephen G. Barker has been a director of Kentucky First since its inception in March 2005.  Mr. Barker is the Executive Vice President and General Counsel for Kentucky River Properties LLC, which owns significant land, mineral, oil and gas and timber resources in Kentucky. Kentucky River's lessees include several nationally known publicly traded resource producers. Mr. Barker has been employed by Kentucky River Coal Corporation and Kentucky River Properties LLC since 1985, and has served as Assistant General Counsel and Assistant Secretary.  Mr. Barker is a Director and a member of the Executive Committee of the National Council of Coal Lessors in Washington, D.C.   Mr. Barker has been in the private practice of law in Hazard since 1980 and has provided legal representation to First Federal since 1982. Mr. Barker also served as Master Commissioner for the Perry Circuit Court and is a member and past President of the Perry County Bar Association. He is a member of the Kentucky Bar Association and the American Bar Association and is admitted to practice before the Kentucky Supreme Court and the U.S. District Court for the Eastern District of Kentucky.  Prior to obtaining his Juris Doctorate from the University of Kentucky College of Law, Mr. Barker received a Bachelor of Science in Forestry from the University of Kentucky and was a forester and served as District Conservationist with the United States Department of Agriculture Soil Conservation Service in eastern Kentucky. Mr. Barker continues to serve as a District Supervisor and Secretary and Treasurer of the Perry County Conservation District. He is a member of the Society of American Foresters.    Mr. Barker is a private pilot and a member of the Aircraft Owners and Pilots Association and is Chairman of the Hazard Perry County Airport Board which manages the Wendell H. Ford Regional Airport near Hazard.

Mr. Barker’s long service to First Federal of Hazard represents a valuable level of expertise and commitment, along with his extensive knowledge of real estate derived from his legal career make him an exceptional member of the board.

Tony D. Whitaker has served as Chairman of the Board and Chief Executive Officer of Kentucky First since its inception in March 2005.  Since 1997, he has served as President and Chief Executive Officer of First Federal of Hazard.  He has also served First Federal of Hazard as a director since 1993. Mr. Whitaker was President of First Federal Savings Bank in Richmond, Kentucky from 1980 until 1994. From 1994 until 1996, Mr. Whitaker was the President of the central Kentucky region and served on the Board of Great Financial Bank, a $3 billion savings and loan holding company located in Louisville, Kentucky. Mr. Whitaker served as a director of the Federal Home Loan Bank of Cincinnati from 1991 to 1997, including a term as Vice-Chairman.  He served on the Board of America’s Community Bankers, a national banking trade group, from 2001 to 2007. Mr. Whitaker has served on the Board of Directors of Pentegra Group, Inc., a financial services company specializing in retirement benefits, since 2002.  He is currently that board’s Chairman.  He also currently serves as Chairman of the Kentucky Bankers Association.

Based on his level  of experience and the breadth of his career, Mr. Whitaker has few peers among bankers still actively working.  His expertise in the Kentucky thrift community is incomparable.  He is both the architect and ongoing leader of Kentucky First Federal and as such provides extremely valuable service to our board.

David R. Harrod has been a director of Kentucky First since its inception in March 2005.  He has served as a Director of First Federal of Frankfort since 2003.  He also previously served as Director and Chairman of the Audit Committee of Frankfort First.  He currently serves as a Director and Treasurer of the Franklin County Industrial Development Authority.  Mr. Harrod is a certified public accountant and is a principal of Harrod and Associates, P.S.C., a Frankfort, Kentucky-based accounting firm.

Mr. Harrod’s financial expertise is a necessary component of the board.  His career in public accounting, which has included audit work for a publicly-traded financial institution, affords him an exceptional level of knowledge that is highly appropriate as he chairs the Company’s audit committee and, as such, is the liaison between the board and the independent public accountants.

Herman D. Regan, Jr. has been a director of Kentucky First since its inception in March 2005.  He has served as a Director of First Federal of Frankfort since 1988.  Mr. Regan served as Chairman of the Board and President of Kenvirons, Inc., a civil and environmental engineering consulting firm, from 1975 until his retirement in August, 1994.

Mr. Regan’s long history in the Frankfort business community allows him to provide valuable insight to the Board.  His experience as a director of First Federal of Frankfort and with Frankfort First Bancorp (a public company from 1995 through 2005) illustrates a high level of knowledge and dedication.  After completing a B.S. degree in Civil Engineering at the University of Kentucky and a Masters degree in Sanitary Engineering at the University of North Carolina, Mr. Regan went on to a distinguished career in environmental engineering which climaxed in his receipt of the Kentucky Environmental Quality Commission’s prestigious Lifetime Achievement Award, which stated that Mr. Regan’s career is “a stellar example of dedication to cleaner air and water quality for future Kentuckians.”  Mr. Regan has also served on the board of Baptist Health Care, Inc., in Louisville and of Central Baptist Hospital in Lexington.

Executive Officer Who Is Not a Director

The following sets forth information with respect to the executive officer of the Company who does not serve on the Board of Directors.

	Age at
	June 30,
Name	2011	Title

R. Clay Hulette	49	Vice President, Chief Financial Officer and Treasurer of the Company and President and Treasurer of First Federal of Frankfort

R. Clay Hulette has served as Vice President, Treasurer and Chief Financial Officer of Kentucky First  since its inception in March 2005.  Since 2000, he has served as Vice  President and Chief Financial Officer of Frankfort First.  In March 2007,  he was named President of First Federal of Frankfort having served as Vice President and Treasurer since 2000. He has been employed by First Federal of Frankfort since 1997. He is a Certified Public Accountant.

Committees of the Board of Directors

The Board of Directors of the Company meets quarterly and may have additional special meetings.  During the year ended June 30, 2011, the Board of Directors of the Company met eight times.  No director attended fewer than 75% in the aggregate of the total number of Company Board of Directors meetings held during the year ended June 30, 2011 and the total number of meetings held by Committees on which he served during such fiscal year.

Audit Committee.  The Company has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  During the fiscal year ended June 30, 2011, the Board of Directors’ Audit Committee consisted of Directors Harrod (Chairman), Ecton, and Regan.  Each of the members of the Audit Committee is “independent” under the listing standards of the Nasdaq Stock Market.   The Company’s Board of Directors has determined that one member of the Audit Committee, David R. Harrod, qualifies as an “audit committee financial expert” under the rules of the Nasdaq Stock Market.

The function of the Audit Committee is to review and discuss the audited financial statements with management, internal audit and the independent auditors; to determine the independent accountants’ qualifications and independence; to engage the independent auditors of the Company; to review the internal audit function and internal accounting controls; to review the internal audit plan; to review the Company’s compliance with legal and regulatory requirements; and to review the Company’s auditing, accounting and financial processes generally.  The Audit Committee operates under a written charter, a copy of which is posted on the website of First Federal Savings Bank of Frankfort at www.ffsbfrankfort.com\Audit.html.

Compensation Committee.  The Board of Directors has a Compensation Committee consisting of Directors Ecton, and Regan (Chairman).  The Compensation Committee evaluates the compensation and fringe benefits of the directors, officers and employees and recommends changes.  The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, equity incentive plans and various employee benefit matters.  Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.  The Chief Executive Officer makes recommendations to the Compensation Committee regarding compensation of directors and executive officers other than himself, but final compensation decisions are made by the Board of Directors based on the recommendation of the Compensation Committee.  The Compensation Committee met twice during the year ended June 30, 2011.

The Compensation Committee operates under a written charter that establishes the Compensation Committee’s responsibilities.  The Compensation Committee and the Board of Directors review the Charter periodically to ensure that the scope of the Charter is consistent with the Compensation Committee’s expected role.  Under the Charter, the Compensation Committee is charged with general responsibility for the oversight and administration of the Company’s compensation program.  The Charter vests in the Compensation Committee principal responsibility for determining the compensation of the Chief Executive Officer based on the Compensation Committee’s evaluation of his performance.  The Charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.  The Compensation Committee Charter is posted on the website of First Federal Savings Bank of Frankfort at www.ffsbfrankfort.com\Compensation.html.

Nominating/Corporate Governance Committee. The Board of Directors’ Nominating/Corporate Governance Committee nominates directors to be voted on at the Annual Meeting and recommends nominees to fill any vacancies on the Board of Directors.  The Nominating/Corporate Governance Committee consists of Directors Ecton (Chairman), Harrod and Regan.  The members of the Nominating/Corporate Governance Committee are “independent directors” as defined under the listing standards of the Nasdaq Stock Market.  The Board of Directors has adopted a Charter for the Nominating/Corporate Governance Committee a copy of which is posted on the website of First Federal Savings Bank of Frankfort at www.ffsbfrankfort.com\Nominating.html.   The Nominating/Corporate Governance Committee met one time during the fiscal year ended June 30, 2011.

It is the policy of the Nominating/Corporate Governance Committee to consider director candidates recommended by security holders who appear to be qualified to serve on the Company’s Board of Directors.  Any stockholder wishing to recommend a candidate for consideration by the Nominating/Corporate Governance Committee as a possible director nominee for election at an upcoming annual meeting of stockholders must provide written notice to the Nominating/Corporate Governance Committee of such stockholder’s recommendation of a director nominee no later than the July 1st preceding the annual meeting of stockholders.  Notice should be provided to:  Secretary, Kentucky First Federal Bancorp, P.O. Box 1069, Hazard, Kentucky 41702-1069.  Such notice must contain the following information:

•	The name of the person recommended as a director candidate;

•	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

•	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

•
As to the shareholder making the recommendation, the name and address, as he or she appears on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address, along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

•	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In its deliberations, the Nominating/Corporate Governance Committee considers a candidate’s personal and professional integrity, knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the banks’ market areas.  Any nominee for director made by the Nominating/Corporate Governance Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence.  In searching for qualified director candidates to fill vacancies in the Board, the Nominating/Corporate Governance Committee solicits the Company’s then current directors for the names of potential qualified candidates.  Moreover, the Nominating/Corporate Governance Committee may ask its directors to pursue their own business contacts for the names of potentially qualified candidates.  The Nominating/Corporate Governance Committee would then consider the potential pool of director candidates, select a candidate based on the candidate’s qualifications and the Board’s needs, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company.  In the event a stockholder has submitted a proposed nominee, the Nominating/Corporate Governance Committee would consider the proposed nominee in the same manner in which the Nominating/Corporate Governance Committee would evaluate nominees for director recommended by directors.

The Nominating Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. Accordingly, the Board of Directors will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Board of Directors deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance, length of Board service, experience, skills and contributions that the existing director brings to the Board and independence.

Board Leadership Structure and Board’s Role in Risk Oversight.  The Chief Executive Officer also serves as Chairman of the Board, due in part to the Chief Executive’s long-standing tenure with the Company, which provides unique and intimate knowledge regarding the history, strategy, business and operations of the Company and the Bank.  The Board of Directors has not designated a lead independent director.

The Company’s Board of Directors endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the Chief Executive Officer. However, the Board does not believe that mandating a particular structure, such as a separate Chairman and Chief Executive Officer or designating a lead independent director, is necessary to achieve effective oversight. The Board of the Company is currently comprised of six directors, four of whom are independent directors under the listing standards of the Nasdaq Stock Market.  The Chairman of the Board has no greater nor lesser vote on matters considered by the Board than any other director, and the Chairman does not vote on any related party transaction.  All directors of the Company, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. Accordingly, separating the offices of Chairman and Chief Executive Officer would not serve to enhance or diminish the fiduciary duties of any director of the Company.

To further strengthen the regular oversight of the full Board, all various committees of the Board are comprised of independent directors. The Compensation Committee of the Board consists solely of independent directors.  The Compensation Committee reviews and evaluates the performance of all executive officers of the Company, including the Chief Executive Officer and reports to the Board.  In addition, the Audit Committee, which is comprised solely of independent directors, oversees the Company’s financial practices, regulatory compliance, accounting procedures and financial reporting functions.  In the opinion of the Board of Directors, an independent chairman or the designation of a lead independent director does not add any value to this already effective process.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company.  Senior management attends the board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Board Policies Regarding Communications with the Board of Directors and Attendance at Annual Meetings. The Board of Directors maintains a process for stockholders to communicate with the Board of Directors.  Stockholders wishing to communicate with the Board of Directors should send any communication to Secretary, Kentucky First Federal Bancorp, P.O. Box 1069, Hazard, Kentucky 41702-1069.  All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be presented to the Board no later than its next regularly scheduled meeting.  Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee.  Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate officer.  Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any director who wishes to review them.

Directors are expected to prepare themselves for and to attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting.  All directors attended the Company’s 2010 annual meeting of stockholders held on November 11, 2010.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table is furnished for all individuals serving as the principal executive officer or principal financial officer of the Company during the year ended June 30, 2011 and for the other most highly compensated executive officers of the Company who received a salary of $100,000 or more during the year ended June 30, 2011.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($) (1)	Total ($)

Tony D. Whitaker,	2011	$164,400	$98,621	$263,021
Chairman and Chief Executive Officer	2010	164,400	57,988	222,388

R. Clay Hulette,	2011	114,732	6,576	121,308
Vice President, Chief Financial Officer and Treasurer	2010	105,961	17,009	122,970

Don D. Jennings,	2011	120,850	6,876	127,726
President and Chief Operating Officer	2010	109,200	7,151	116,351

(1)	Details of the amounts reported in the “All Other Compensation” column for 2011 are provided in the table below.

	Tony Whitaker	Clay Hulette	Don Jennings
ESOP Allocation	$89,765	$0	$0
Dividends on Restricted Stock	1,680	610	610
Medical Insurance	4,775	4,756	5,070
Cell Phone Usage	956	0	0
Disability Insurance	657	0	644
Parking	154	252	252
Cancer Insurance	348	0	0
Life Insurance	53	57	57
Career Apparel	0	327	0
Dental Insurance	233	574	243
Total	$98,621	$6,576	$6,876

Executive officers receive indirect compensation in the form of certain perquisites and other personal benefits.  The amount of such benefits received by any named executive officer in fiscal 2011 did not exceed $10,000.

Employment Agreements

The Company and First Federal of Hazard entered into separate employment agreements with Tony D. Whitaker, Chairman of the Board of Kentucky First and President and Chief Executive Officer of First Federal of Hazard.  The Company and First Federal of Frankfort entered into separate employment agreements with Don D. Jennings, President and Chief Operating Officer of Kentucky First and Vice Chairman and Chief Executive Officer of First Federal of Frankfort and with R. Clay Hulette, Vice President and Chief Financial Officer of Kentucky First Federal Bancorp and President of First Federal of Frankfort.  Such employment agreements are referred to herein as the “Agreements.”  The Agreements provide for three-year terms, expiring on August 15, 2014, renewable on an annual basis for an additional year upon review and extension by the respective Boards of Directors of Kentucky First, First Federal of Hazard and First Federal of Frankfort.  The Agreements establish a base salary of $164,400, $132,500 and $122,500 for Messrs. Whitaker, Jennings, and Hulette, respectively.  In addition to establishing a base salary, the Agreements provide for, among other things, participation in stock-based and other benefit plans, as well as certain fringe benefits.

The Agreements also provide that Kentucky First, First Federal of Hazard and First Federal of Frankfort may terminate the employment of Messrs. Whitaker, Jennings, or Hulette for cause, as defined in the Agreements, at any time.  No compensation or benefits are payable upon termination of either officer for cause.  Each of the officers may also voluntarily terminate his employment by providing 90 days prior written notice.  Upon voluntary termination, the officer receives only compensation and vested benefits through the termination date.

The Agreements terminate upon the officer’s death, and his estate receives any compensation due through the last day of the calendar month of death.  The Agreements also allow the appropriate boards to terminate the employment of Messrs. Whitaker, Jennings, or Hulette due to disability, as defined in the Agreements.  A disabled executive receives any compensation and benefits provided for under the agreement for any period prior to termination during which the executive was unable to work due to disability.  Messrs. Whitaker, Jennings, and Hulette also may receive disability benefits under First Federal of Hazard’s or First Federal of Frankfort’s long-term disability plan(s) without reduction for any payments made under the Agreement.  During a period of disability, to the extent reasonably capable of doing so, Messrs. Whitaker and Jennings agree to provide assistance and undertake reasonable assignments for the employers.

The Agreements also require Messrs. Whitaker, Jennings, and Hulette to agree not to compete with Kentucky First, First Federal of Hazard or First Federal of Frankfort for one year following a termination of employment, other than in connection with a change in control.  Kentucky First, First Federal of Hazard or First Federal of Frankfort will pay or reimburse Messrs. Whitaker, Jennings, and Hulette for all reasonable costs and legal fees paid or incurred by him in any dispute or question of interpretation regarding the Agreements, if the executive is successful on the merits in a legal judgment, arbitration proceeding or settlement.  The Agreements also provide Messrs. Whitaker, Jennings, and Hulette with indemnification to the fullest extent legally allowable.

Under the Agreements, if either Kentucky First, First Federal of Hazard or First Federal of Frankfort terminates the employment of Messrs. Whitaker, Jennings, or Hulette without cause, or if Messrs. Whitaker,  Jennings, or Hulette resigns under specified circumstances that constitute constructive termination, he receives his base salary and continued employee benefits for the remaining term of the Agreement, as well as continued health, life and disability coverage under the same terms such coverage is provided to other senior executives, or comparable individual coverage.

Under the Agreements, if, within one year after a change in control (as defined in the Agreements), any of Messrs. Whitaker, Jennings, or Hulette voluntarily terminate his employment under circumstances discussed in the Agreement, or involuntarily terminates employment, the executive receives a cash payment equal to three times his average annual compensation over the five most recently completed calendar years preceding the change in control.  He also receives continued employee benefits and health, life and disability insurance coverage for thirty-six months following termination of employment.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s “base amount” are deemed to be “excess parachute payments” if they are contingent upon a change in control.  Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of their base amount, and the employer is not entitled to deduct any parachute payments over the base amount.  The Agreements limit payments made to Messrs. Whitaker and Jennings in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.

Equity Grants

The Company granted each of the named executive officers equity awards of restricted stock and stock options in 2006.  Upon a change in control, all outstanding stock options become immediately exercisable and the restrictions on restricted stock immediately lapse.  As of June 30, 2011, Messrs. Whitaker, Jennings and Hulette had no unvested shares or options.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain information with respect to the number of shares of Company common stock represented by outstanding stock options held by the named executive officers as of June 30, 2011.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Tony D. Whitaker	105,000	0	$10.10	12/13/2015

R. Clay Hulette	52,000	0	10.10	12/13/2015

Don D. Jennings	52,000	0	10.10	12/13/2015

Retirement Plan.  First Federal of Hazard employees, including Mr. Whitaker, participate in the Financial Institution Retirement Plan (the “Retirement Plan”) to provide retirement benefits for eligible employees.  Messrs. Jennings and Hulette participate in a similar plan for First Federal of Frankfort employees.  Employees are eligible to participate in the Retirement Plan after the completion of one year of employment and attainment of age 21.  The formula for normal retirement benefits payable annually is 2%, under the First Federal of Hazard Retirement Plan, and 1.25%, under the First Federal of Frankfort Retirement Plan, of the average of the participant’s highest five years of compensation multiplied by the participant’s years of service.  Participants in the First Federal of Hazard Retirement Plan may also receive a reduced early retirement benefit under the Retirement Plan upon attainment of age 45 and satisfaction of the Retirement Plan’s vesting requirements.  Participants generally have no vested interest in Retirement Benefits prior to their completion of five years of service.  Following the completion of five years of vesting service, or upon attainment of age 65, death or termination of employment due to disability, participants automatically become 100% vested in their accrued benefit under the Retirement Plan.  The amounts of benefits paid under the Retirement Plan are not reduced for any social security benefit payable to participants.  Benefits under the First Federal of Frankfort Retirement Plan may be paid in a lump sum, while the First Federal of Hazard Retirement Plan does not allow for a lump sum payment of accrued benefits; however, Mr. Whitaker may elect to be paid in a lump sum as a result of previous participation in a comparable plan at another financial institution.

The present value of accumulated benefits for the First Federal of Hazard Retirement Plan is calculated using the accrued benefit multiplied by a present value factor based on an assumed age 65 retirement date, the 1994 Group Annuity Mortality table projected five years and an interest rate of 5.00% for 50% of the benefit and 7.75% for 50% of the benefit, discounted to current age at an assumed interest rate of 7.75%.

Supplemental Executive Retirement Plan.  First Federal of Hazard has implemented a supplemental executive retirement plan (“SERP”) to provide for supplemental retirement benefits with respect to the employee stock ownership plan (“ESOP”) and retirement plan.  The SERP provides participating executives with benefits otherwise limited by certain provisions of the Internal Revenue Code or the terms of the ESOP loan.  Specifically, the SERP will provide benefits to designated officers that cannot be provided under the pension plan or the ESOP as a result of limitations imposed by the Internal Revenue Code, but that would have been provided under such plans, but for these Internal Revenue Code limitations.  In addition to providing for benefits lost under tax-qualified plans as a result of the Internal Revenue Code limitations, the SERP will also provide supplemental benefits upon a change of control prior to the scheduled repayment of the ESOP loan.  Generally, upon a change in control, the SERP will provide participants with a benefit equal to what they would have received under the ESOP, had they remained employed throughout the term of the loan, less the benefits actually provided under the ESOP on the participant’s behalf.  A participant’s benefits generally become payable upon a change in control of Kentucky First or its subsidiaries.  The Board has designated Tony D. Whitaker as a participant in the SERP.

First Federal of Hazard may utilize a grantor trust in connection with the SERP, in order to set aside funds that ultimately may be used to pay benefits under the SERP.  The assets of the grantor trust will remain subject to the claims of general creditors in the event of insolvency, until paid to a participant according to the terms of the SERP.  No amounts have been accrued to date under the SERP for Mr. Whitaker.

DIRECTOR COMPENSATION

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2010 fiscal year.  This table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Stephen G. Barker	$14,800	$0	$336	$15,136
Walter G. Ecton, Jr.	14,800	0	336	15,136
David R. Harrod	12,600	0	336	12,936
Herman D. Regan, Jr.	12,600	0	336	12,936

(1)	There were no grants of options during the 2011 fiscal year. At June 30, 2011each director had the following options all with an exercise price of $10.10:
Director Barker	21,000 vested
Director Ecton	21,000 vested
Director Harrod	21,000 vested
Director Regan	21,000 vested
(2)	The amounts reported in the “All Other Compensation” column for the year ended June 30, 2011 consist of dividends on restricted stock.

Fees.  Each nonemployee director of the Company receives a quarterly retainer of $900, and each member of the Kentucky First Audit Committee receives $900 per meeting attended on a date on which there is not also a meeting of the full Board of Directors.  Officers of Kentucky First who are directors are not compensated for their service as directors.  Directors who also serve as directors of First Federal of Hazard receive $10,800 annually plus $400 for serving on the investment committee.  Directors who also serve as directors of First Federal of Frankfort receive $9,000 annually plus $100 for certain committee meetings.  Officers of either Bank who are also directors are not compensated for their service as directors.

TRANSACTIONS WITH RELATED PERSONS

First Federal of Hazard and First Federal of Frankfort both offer loans to their directors and executive officers. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.  Under current law, the Banks’ loans to directors and executive officers are required to be made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons who are not related to the lender and must not involve more than the normal risk of repayment or present other unfavorable features.  Furthermore, all loans to such persons must be approved in advance by a disinterested majority of the Company’s Board of Directors.  At June 30, 2011, loans to directors, executive officers, and the nominee for the board and their affiliates totaled $865,000, or 1.5%, of the Company’s stockholders’ equity, at that date. Any transaction with a director, nominee for director, executive officer or 5% shareholder or with a family member of any such person  must be approved in advance by the Audit Committee of the Board of Directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) has:

1.	Reviewed and discussed with management the audited financial statements for the fiscal year ended June 30, 2011.
2.
Discussed with the Company’s independent accountants the matters required to be discussed by Statement of Accounting Standards No. 61, as amended (AICPA Professional Standards Vol. 1 AU Section 380) as adapted by the Public Company Accounting Oversight Board in Rule 3200T; and

3.
Received the written disclosures and the letter from the Company’s independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant‘s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2011 be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011.

The Audit Committee has reviewed the nonaudit services currently provided by the Company’s independent accountants and has considered whether the provision of such services is compatible with maintaining the independence of the Company’s independent accountants.

Members of the Audit Committee

David R. Harrod (Chairman)
Walter G. Ecton, Jr.
Herman D. Regan, Jr.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Crowe Horwath LLP (“Crowe Horwath”) served as the Company’s independent accountants to audit the Company’s consolidated financial statements for the fiscal years ended June 30, 2011 and 2010.

Crowe Horwath's reports on the Company's consolidated financial statements for the fiscal years ended June 30, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  During the Company’s two most recent fiscal year ends (the fiscal years ended June 30, 2011 and 2010) and through September 28, 2011, there were no disagreements with Crowe Horwath on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe Horwath, would have caused Crowe Horwath to make reference to the subject matter of the disagreements in their reports on the Company’s consolidated financial statements for such years.  During the Company’s two most recent fiscal year ends (the fiscal years ended June 30, 2011 and 2010) and the subsequent interim period from July 1, 2011 through September 28, 2011, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

PROPOSAL II — RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee of the Board of Directors has approved the Company’s arrangements with Crowe Horwath LLP to be the Company’s independent accountants for the 2012 fiscal year, subject to ratification by the Company’s stockholders.  There are no plans for a representative of Crowe Horwath LLP to be present at the 2011 Annual Meeting.

The appointment of the auditors must be approved by a majority of the votes cast by the stockholders of the Company at the Meeting.  The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of the auditors.  In voting to ratify the appointment of the auditors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on the proposal.

AUDIT AND OTHER FEES PAID TO INDEPENDENT ACCOUNTANT

Fees billed by the Company’s independent accountant for the fiscal years ended June 30, 2011 and 2010 were $105,550 and $105,550, respectively.

Audit Fees

The aggregate fees billed by the Company’s independent accountant for the audit of the Company’s annual financial statements were $59,500 and $82,500  for the fiscal years ended June 30, 2011 and 2010, respectively.

Audit Related Fees

These fees include review of quarterly reports on Form 10-Q as filed by Kentucky First.  The Company’s independent accountant received $14,000 for the fiscal year ended June 30, 2011 and $13,500 for the fiscal year ended June 30, 2010.

Tax Fees

The aggregate fees billed by the Company’s independent accountant for tax services for the fiscal years ended June 30, 2011 and 2010 were $8,500 and $20,550, respectively.  Such amounts include fees for tax compliance services, including preparation of federal and state income tax returns.   The Fiscal 2010 fees also include assistance with the Company’s challenge to the Internal Revenue Service regarding the denial of a refund claimed for the fiscal year ended June 30, 2006 and amending the Fiscal 2009 income tax return.

All Other Fees

The aggregate fees billed by the Company’s independent accountant for all other services, exclusive of the fees disclosed above, rendered during the fiscal years ended June 30, 2011 and 2010 were $0 and $14,000 respectively.  For the year ended June 30, 2011, these services consisted of services performed in preparation for the issuance of an opinion on the Company’s compliance with internal control procedures mandated by the Sarbanes Oxley Act, Section 404.  The enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act on July 21, 2010, exempted the Company from this responsibility and the preparatory work was cancelled.

Pre-Approval of Services by the Independent Auditor

The Audit Committee does not have a policy for the pre-approval of nonaudit services to be provided by the Company’s independent accountants.   Any such services would be considered on a case-by-case basis.  All nonaudit services provided by the independent auditors in fiscal years 2011 and 2010 were approved by the Audit Committee. However, certain services such as the review of the Company’s public filings, review of the Company’s tax returns, and general discussions with management regarding accounting issues, which may be construed as necessary for the accurate completion of the audit, are approved in advance on an annual basis.  The Committee has also approved the engagement of Crowe Horwath to prepare the company’s consolidated tax return for the year ended June 30, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to regulations promulgated under the Exchange Act, the Company’s officers and directors and all persons who own more than 10% of the Common Stock (“Reporting Persons”) are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed.  Based solely on the Company’s review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 2011 all Reporting Persons have complied with these reporting requirements.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting.  However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.  In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

The Company’s 2011 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date.  Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company.  The Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

STOCKHOLDER PROPOSALS

For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company’s Secretary no later than October 21, 2011.  In order to be eligible for inclusion in the proxy materials of the Company for the Annual Meeting of Stockholders for the fiscal year ending June 30, 2012, any stockholder proposal to take action at such meeting must be received at the Company’s executive offices at P.O. Box 1069, Hazard, Kentucky 41702-1069 by no later than June 13, 2012.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

BY ORDER OF THE BOARD OF DIRECTORS

Deborah C. Bersaglia
Secretary

October 11, 2011
Hazard, Kentucky

ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2011 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, KENTUCKY FIRST FEDERAL BANCORP, P.O. BOX 1069, HAZARD, KENTUCKY 41702-1069.

Kentucky First Federal Bancorp

You can vote in one of two ways:
1) By Mail, 2) By Internet.

See the below for instructions.

IF YOU ARE NOT VOTING BY INTERNET COMPLETE THE PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

IST Shareholder Services
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606

Your vote is important, regardless of the number of shares that you own.

DETACH PROXY CARD HERE

(continued on reverse side)

VOTER CONTROL NUMBER

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy material.
2. Visit our Internet voting site at **proxy.ilstk.com**, click on "Shareholder Services," select the "Internet Voting" tab, enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields. Your Voter Control Number is shown above.

Please note that all votes cast by Internet must be **completed** and **submitted** prior to Tuesday, November 8, 2011 at 11:59 p.m. Central Time.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

This is a "secured" web page site. Your software and/or Internet provider must be "enabled" to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY MAIL

To vote by mail, complete the proxy card, sign and date on the reverse side, detach and return the card in the envelope provided.

VOTING INSTRUCTION FORM FOR ESOP PARTICIPANTS

KENTUCKY FIRST FEDERAL BANCORP
Hazard, Kentucky

ANNUAL MEETING OF STOCKHOLDERS
November 10, 2011

The undersigned hereby directs the trustees of the ESOP to vote all shares of the common stock of Kentucky First Federal Bancorp credited to the undersigned’s account for which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at First Federal Center on the campus of Hazard Community and Technical College located at One Community College Drive, Hazard, Kentucky on Thursday, November 10, 2011 at 3:30 p.m., Eastern time (the “Annual Meeting”), and at any and all adjournments thereof, as follows:

VOTE
		FOR		WITHHELD
1.	The election as directors of all
	nominees listed below (except as	☐		☐
marked to the contrary below)

For a term expiring at the 2014 Annual Meeting:

Walter G. Ecton, Jr.
Don D. Jennings

For a term expiring at the 2013 Annual Meeting:

William D. Gorman, Jr.

INSTRUCTION: To withhold your vote
for any of the individuals nominated, insert
that nominee’s name on the line provided below.

		FOR	AGAINST	ABSTAIN

2.	The ratification of the appointment of Crowe Horwath	☐	☐	☐
LLP as the Company’s independent public
accountants for the fiscal year ending June 30, 2012.

The Board of Directors recommends a vote “FOR” the nominees listed above and “FOR” the other proposition stated.

PURSUANT TO THE TERMS OF THE FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD TAX-QUALIFIED BENEFIT PLANS, THIS VOTING INSTRUCTION CARD, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE PLAN.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 10, 2011:

The enclosed proxy statement and the Company’s Annual Report on Form 10-K are available electronically at https://materials.proxyvote.com/491292

PLEASE COMPLETE, DATE, SIGN AND THIS VOTING INSTRUCTION CARD PROMPTLY AND DELIVER TO TONY WHITAKER FOR FURTHER DELIVERY TO THE COMPENSATION COMMITTEE.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, a Proxy Statement dated October 10, 2011 and an Annual Report.

Dated: , 2011
SIGNATURE OF ESOP PARTICIPANT

Please sign exactly as your name appears on the enclosed card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  Corporation proxies should be signed in corporate name by an authorized officer.  If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.